Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Freescale Semiconductor, Inc.

We consent to the use of our report dated March 22, 2004, which includes the following legend: “When the Contribution referred to in Note 1 of the Notes to the Combined Financial Statements has been consummated, we will be in a position to render the following report” included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Phoenix, Arizona

April 2, 2004